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                                                                     EXHIBIT 5.1


                                 January 9, 2002


FindWhat.com
12751 Westlinks Drive, Suite 3
Fort Myers, Florida  33913

Ladies and Gentlemen:

         With respect to the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission by FindWhat.com, a Nevada corporation (the "Company") under the Securities Act of 1933, as amended, relating to the registration of the sale of up to 1,812,500 shares (the "Registered Shares") of Common Stock of the Company, $0.001 par value (the "Common Stock"), by the selling stockholders named in the Registration Statement, including: (i) up to 1,8000,000 shares of Common Stock held by certain selling stockholders, and (ii) up to 12,500 shares of Common Stock issuable to a selling stockholder upon exercise of Common Stock purchase warrants, we advise you as follows:

         We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company's Articles of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Registered Shares, and such other documents and authorities as we deem relevant for the purpose of this opinion. Based upon the foregoing and in reliance thereon, we are of the opinion that the 1,800,000 shares of Common Stock held by certain selling stockholders are, and the 12,500 shares of Common Stock issuable upon exercise of Common Stock purchase warrants when issued upon exercise in accordance with the terms of the warrants will be, duly and validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Experts" in the prospectus included in the Registration Statement.



                                     Very truly yours,

                                     /s/ Porter, Wright, Morris & Arthur LLP

                                     Porter, Wright, Morris & Arthur LLP